Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Covenant Transport, Inc. on Form S-8 of our report dated January 31, 1998, on our audits of the consolidated financial statements of Covenant Transport, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in Covenant Transport, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP




Knoxville, Tennessee
November 18, 1998



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